CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
Liberty Funds Trust III

We consent to the use of our report dated December 4, 1998 on the financial statements of the Liberty Contrarian Balanced Fund, Liberty Contrarian Equity Fund, Liberty Contrarian Small-Cap Fund and Liberty Special Fund (formerly Crabbe Huson Managed Income and Equity Fund, Crabbe Huson Contrarian Fund, Crabbe Huson Small Cap Fund and Crabbe Huson Special Fund) incorporated by reference herein this registration statement on Form N-14.


/s/ KPMG LLP

Boston, Massachusetts
November 22, 2000